Exhibit 10.30.2

LEASE AGREEMENT

This lease is made between VISIONS FEDERAL CREDIT UNION with offices at 24 McKinley Avenue, Endicott, NY 13760, herein called Lessor, and Catheter Precision, Inc., with an office at 500 International Drive, Suite 255, Budd Lake, NJ 07828, herein called Lessee.

1.	LEASED PREMISES:

Lessor hereby leases to Lessee, and Lessee hereby leases from Lessor, the space constituting approximately  1,065 +/- square feet located at 47 Route 206, Suite 4 Augusta, NJ 07822 (hereinafter called the "Building" or "Premises"), as identified on the floor plan attached hereto as Exhibit A, together with ample parking spaces for use by Lessee, employees and customer, the location of said parking spaces to be determined by the Lessor.

2.	TERM:

The leased Premises are leased for a term of 2 years or 24 months, commencing on January 1, 2023, and terminating at midnight on December 31, 2024, unless earlier terminated or extended as provided hereunder.

3.	DELIVERY OF POSSESSI ON:

Delivery of possession occurs on which Lessee's security deposit has been paid in full, this lease is fully executed, and Lessee delivers to Lessor a Certificate of Insurance, as outlined in Article 28 herein.

4.	OPTION TO RENEW:

If at the end of the current lease term, the Lessee shall not be in default in the performance of the terms, covenants, and conditions of this lease agreement on its part to be performed, then Lessee shall have the option to renew this lease for an additional two (2) years. Should Lessee elect to exercise this option, it must provide Lessor with written notice of its desire to renew at least nine (9) months prior to the expiration of this lease, or March 31, 2024. The renewal option will be on the same terms and conditions as set forth herein, except for rent which shall adjust as follows: for the term commencing on January 1, 2025, the fixed annual rent shall be $15,208.20 payable in monthly installments of $1,267.35 through December 31, 2027.

5.	RENT:

Commencing on January 1, 2023, the rent commencement date, through December 31, 2024, the Lessee shall pay as rent for the leased Premises a fixed annual rent in the sum of $14,484.00 which sum shall be payable in monthly installments of $1,207.00 in advance, on the first day of each calendar month for the period specified.  A $50.00 late charge will be assessed as additional rent for each payment that is more than seven (7) days late. This late charge is due with the monthly rent. In addition, a $35.00 returned item check fee will be assessed as additional rent for any dishonored check.

6.	USE AND OCCUPANCY:

Lessee shall use and occupy the Premises as a commercial office, and for no other purposes. Should the Lessee use all or any part of the leased Premises for any unauthorized or illegal purpose, this lease agreement shall immediately become null, and void and the Lessor may enter the leased Premises and retake possession.

7.	COVENANT TO PAY RENT:

Lessee shall pay rent to Lessor at Lessor's above stated address to the attention of Internal Operations, or the Visions Federal Credit Union branch office located at 47 Route 206, Augusta, NJ 07822, or at such other place as Lessor may designate in writing, without demand and without counterclaim, deduction, or setoff. By executing this lease, Lessee agrees it has no claim or right to set off for any period prior the term of this lease.

8.	CONDITION OF PREMISES:

Lessor delivers possession of the Premises to Lessee in an "as-is" condition. Lessor represents that the plumbing, electrical, structural building systems and heating and air conditioning units ("Operating systems") located in or solely servicing the Premises are in operating order and repair on the Possession Date.  Based on the foregoing representation, Lessee will be responsible for the maintenance and repair of the said systems (other than the structural system to the extent of the roof and exterior) located in the Premises during the term of the lease.  When due to the condition of any of the Operating systems located in or solely servicing the Premises other than that of the failure of the Lessee to maintain and repair them hereunder, any portion of the Operating systems require "replacement" in order to cause same to operate in good order and repair, the Lessor shall affect such replacement at the Lessor's sole cost and expense.

9.	CARE AND REPAIR OF THE PREMISES:

The execution by Lessee of this lease agreement shall constitute its acceptance of the Premises in an "as-is" condition.   Lessee shall commit no act of waste and shall take good care of the Premises and the fixtures and appurtenances therein, and shall, in the use and occupancy, conform to all laws, orders, and regulations of the federal, state, and municipal governments or of any of their departments.

Lessee shall maintain the Premises in good condition and state of repair, and at the end or other expiration hereof, shall deliver up the leased Premises in as good a state and condition as they were at the commencement of the lease term, wear and tear from reasonable use thereof, and damage by the elements not resulting from the neglect or fault of the Lessee, accepted.

Lessee is responsible for the changing of light bulbs, ballasts, electrical outlets, and other similar repairs to the leased space. Lessee shall further be responsible for routine preventative maintenance of the plumbing and electrical systems. Lessee shall cause the heating and air conditioning unit(s) servicing the leased Premises to be serviced on a semi-annual basis, to wit: in the spring, at the beginning of the air conditioning season, and in the fall, as the heating season approaches, at Lessee's sole cost and expense. Lessee shall provide to Lessor within thirty (30) days of the execution of this lease or upon Lessor's request, evidence of a service contract with a reputable heating and air conditioning contractor, providing for regular routine inspection/maintenance, changing of filters, belts and lubricating of the HVAC system. Said service contract shall contain a clause that neither the contractor nor Lessee shall cancel the service contract without first giving Lessor a minimum of twenty (20) days prior written notice thereof and, further, that new or renewal contracts shall be delivered by the HVAC contractor or Lessee to Lessor at least twenty (20) days before the expiration date or sooner termination thereof. If Lessee does not comply with this covenant, Lessor may, at its option, consider Lessee's failure to comply a default under the lease and/or may enter into such service contract on behalf of Lessee and, in such event, Lessee shall pay the costs, together with interest thereon at the statutory rate, for such contract promptly upon Lessor's demand as Additional Rent.

Lessor will be responsible for absorbing the cost of any significant repairs, including the replacement of the HVAC system, so long as Lessee provides a copy of the semi-annual maintenance report to the Lessor within ten (10) days of the receipt of the maintenance report by the Lessee.

Lessor is responsible for servicing and maintaining the building's (including Lessee's rental space) fire detection devices, fire extinguishers and emergency lighting devices including battery replacement and the Lessee is responsible for fire hazard conditions and/or violations attributable to issues including but not limited to overloaded circuits and use of extension cords as a substitute for permanent wiring. The Lessee shall neither encumber nor obstruct the sidewalks, driveways, yards, entrances, emergency exits, hallways, and stairs and shall keep and maintain same in a clean condition, free from debris, trash and refuse. The Lessor shall be responsible for any repairs to the structural integrity of the building not caused by the carelessness or negligence of the Lessee, its agents, or employees. Lessor shall further be responsible for all snow removal, parking lots and exterior lighting maintenance and landscaping.

10.	ALTERATI ONS. ADDITIONS. OR I MPROVEMENTS:

Lessee shall submit to Lessor all schedules, layouts, and specifications for Lessee's initial improvements , if any, to the demised Premises. Prior to work commencing, Lessee must obtain the written approval of Lessor, which shall not be unreasonably withheld. Furthermore, Lessee must provide to Lessor evidence of the licensure of the contractor and the contractor's liability insurance, naming Lessor as an additional insured. Lessor shall approve or disapprove the same in writing within fourteen (14) days of submission by Lessee. All improvements made by the Lessee shall be at the sole cost and expense of the Lessee. Unless otherwise agreed in writing by the parties hereto, any improvements made by the Lessee to the Premises which are so attached to the Premises that they cannot be removed without material injury to the Premises shall become the property of the Lessor upon installation.

Prior to Lessor's delivery of possession of the Premises to the Lessee, the Lessee, at Lessee's sole cost and expense, has permission to paint the walls and have all carpeting cleaned within the Premises. If Lessee elects to self-perform this work, Lessee agrees any and all work performed will be in a good and workmanlike manner, taking care to protect carpet from paint by covering the carpet with tarps or plastic and taping at ceiling and around doorways to prevent paint from wicking or seeping into unintended areas or surfaces. In addition, in the event Lessee has not already done so, Lessee shall deliver to Lessor a certificate of insurance in accordance with Article 28 herein, prior to commencing work. Should Lessee elect not to self-perform work, Lessee agrees to use a reputable contractor/company for painting and carpet cleaning.  Prior to work commencing, Lessee must provide to Lessor evidence of the licensure of the contractor and the contractor's liability insurance, naming Lessor as an additional insured. Lessee shall not, without Lessor's prior written consent, make, or permit to be made, any additional alterations, additions, or improvements to the Premises, which consent Lessor may withhold in its sole discretion.  Any alterations which may be permitted by Lessor shall be based upon plans and specifications submitted by Lessee and approved by Lessor and upon the condition that Lessee shall promptly pay all costs, expenses, and charges thereof, shall make such alterations and improvements in accordance with applicable laws and building codes and ordinances and in a good and workmanlike manner, and shall fully and completely indemnify Lessor and its managing agent against any mechanic's lien or other liens or claims in connection with the making of such alterations, additions, or improvements .  Lessee shall promptly repair any damages to the Premises, or to the buildings of which the Premises are a part, caused by any alterations, additions, or improvements to the Premises by Lessee.

11.	SURRENDER OF PREMISES:

Not later than the last day of the lease term, Lessee shall, at Lessee's expense, remove all of Lessee's personal property and those improvements made the Lessee which have not become the property of the Lessor pursuant to Article 10 of this lease agreement, including but not limited to trade fixtures, movable paneling and other personal property, repair all injury done by or in connection with the installation or removal of said property and improvements,  and surrender the Premises in as good a condition as they were at the beginning of the term, except for reasonable wear and tear and damage by fire, the elements, or casualty or other cause insured by the Lessor or required to be insured by the Lessor by the terms of this lease agreement. All personal property of the Lessee remaining on the Premises after the last day of the lease term shall be conclusively deemed abandoned and may be removed by the Lessor ten (10) days after written notice is delivered to the Lessee demanding that the property be removed from the leased Premises.

12.	SIGNS:

The Lessee shall not place nor allow to be placed any signs upon, in or about the said Premises, except as may be consented to by the Lessor in writing. Any signs permitted by the Lessor shall at all times be in conformance with all municipal ordinances or other laws and regulations applicable thereto.

13.	ABANDONMENT:

Lessee shall not, without first obtaining the written consent of the Lessor, abandon the Premises, or allow the Premises to become vacant or deserted.

14.	CONDITIONS TO CONSENT TO ASSIGNMENT OR SUBLEASE:

Lessee does not have the right to assign this lease, in whole or in part, or sublet the Premises or any part thereof without the written consent of Lessor, which consent shall not be unreasonably withheld. In the event the Lessee requests the Lessor to consent to the Assignment or Sub-Lease of the Premises for the Lessee's Permitted Purpose, Lessor agrees to consider its consent hereto provided and on condition that:

A  The Lessee shall submit in writing information reasonably sufficient to enable

Lessor to make a decision with respect thereto and deliver to Lessor a $500.00 non-refundable document review fee.

B.	The Lessee is not then in default of the within lease and there is no judicial action pending by the Lessor against the Lessee alleging any default;
C.	The Lessee remains liable to the Lessor during the term of the assignment or sub-lease for all obligations hereunder. The Lessee agrees to provide to the

Lessor a current financial statement of the prospective assignee or sub-lessee, in form reasonably satisfactory to the Lessor, and such other credit and background information as the Lessor shall reasonably request. The form of such sub-lease or assignment and such other documents shall be prepared by Lessor's counsel, with such terms as the Lessor may reasonably request;

D.

The prospective Assignee or Sub-Lessee is, in the Lessor's sole opinion, financially responsible, commercially reputable and creditworthy as a Lessee; and the proposed use is the same or substantially similar to that of the Lessee;

E.	The Lessee pays the Lessor the reasonable attorney's fees of the Lessor incurred in processing such assignment or sub-lease;
F.	All other terms and conditions of this lease shall remain in full force and effect during the renewal term(s) ;
G.

The Lessor shall have the option, exercisable in its sole discretion, of negotiating a new lease directly with any proposed Assignee or Sub-Lessee ; and, upon the effective date thereof, the within Lease shall terminate ("Termination Date"); with the Lessee being responsible for the payment of all monetary obligations, and the performance of all non-monetary obligations due hereunder, through and including the Termination Date.

15.	COMPLIANCE WITH RULES AND REGULATIONS:

Lessor and Lessee shall observe and comply with the rules and regulations hereinafter set forth, which are made part hereof, and with such reasonable rules and regulations as Lessor may prescribe, and enforce uniformly for all building Lessees, on written notice to the Lessee, for the safety, care, and cleanliness of the building and the comfort, quiet, and convenience of other occupants of the building.

16.	UTILITIES:

Utilities for the leased space shall be separately metered.  The Lessee will be responsible to pay all utilities to the provider, including but not limited to electric, gas and water (as applicable) assessed against the Premises. If any public utilities, assessed or imposed upon the leased Premises or charged to the Lessor by the suppliers thereof during the term hereof, are not paid, such rents or charges shall be added to and become payable as additional rent with the installment of rent next due or within 30 days of demand therefor, whichever occurs sooner.

17.	DAMAGE TO BUILDING:

A   In the event of partial destruction of the leased Premises during the lease term, or in the event of a partial destruction of the building to the extent of less than 50% of the replacement cost of the building, such partial destruction shall not render the lease void, but the Lessor shall promptly make repairs. The Lessee shall be entitled to a proportionate reduction of rent while such repairs are being made, said proportionate reduction to be based on the extent to which the partial destruction or the making of such repairs interferes with the business carried on by the Lessee in the leased Premises. In the event Lessor does not elect to make the necessary repairs within a reasonable time, or such repairs cannot be made under applicable laws and regulations, then this lease may be terminated at the option of either party. Termination of lease under this section shall be made by written notice delivered to the other party not less than 30 days after the occurrence which caused the partial destruction of the leased Premises or of the building, and this lease agreement shall terminate 30 days after the delivery of such notice.

B.

In the event the building is partially destroyed to the extent of not less than 50% of the replacement cost of the building, the Lessor may elect to terminate this lease whether the leased Premises are injured or not. In the event the Lessor elects to terminate this lease agreement under this subparagraph, the Lessor shall give written notice to the Lessee within 30 days after the occurrence which caused the partial destruction of the building, and this agreement shall terminate 30 days after delivery of such notice. In the event the Lessor elects to terminate this lease agreement under this subparagraph, the rent shall be apportioned or equitably reduced as of the date the Premises are surrendered or the date on which the Premises became unusable in whole or in part, and any rent prepaid for any period beyond said date shall be repaid by the Lessor to the Lessee. In the event the building in which the leased Premises are situated is totally destroyed, this lease agreement shall immediately terminate, and rent shall be apportioned or equitably reduced as of the date the Premises are surrendered or the date on which the Premises became unusable, and any rent prepaid for any period beyond said date shall be refunded by the Lessor to the Lessee.

C.

In the event of a termination of this lease agreement under any of the subparagraphs of this paragraph, the Lessee shall surrender possession of the Premises upon the effective date of termination of this agreement.

D.

If the destruction or partial destruction of the leased Premises or of all or any part of the building occurs as a result of some fault of the Lessee, its employees, agents, guests, or business invitees, the Lessee shall not be entitled to any abatement or reduction of rent except to the extent, if any, that Lessor receives the proceeds of insurance in lieu of such rent.

E.

The words "restoration" or "restored" used in this paragraph shall include repairs, but in no event shall the Lessor be responsible for restoring or repairing fixtures and improvements which are the property of the Lessee.

18.	WAIVERS OF SUBROGATI ON:

Notwithstanding the provisions of Article 17 of this lease, in any event of loss or damage to the building, the Premises and/or any contents, each party shall look  first to any insurance in its favor before making any claim against the other party; and, to the extent possible without additional cost, each party shall obtain, for each policy of such insurance, provisions permitting waiver of any claim against the other party for loss or damage within the scope of such insurance, and each party, to such extent permitted, for itself and its insurers waives all such insured claims against the other party and Lessee agrees to provide Lessor with a certificate that such provision permitting waiver is contained in such insurance policies or each party agrees to obtain such waiver which is available only on payment of additional premium if the other party pays such cost.

19.	EMINENT DOMAIN:

If the Premises or any part thereof or any estate therein, or any other part of the building materially affecting Lessee's use of the Premises, is to be taken by eminent domain, this lease shall terminate on the date when title vests pursuant to such taking. The rent, and any additional rent, shall be apportioned as of said termination date and any rent period beyond said date shall be repaid to the Lessee. Lessee shall not be entitled to any part of the award for such taking or any payment in lieu thereof, but Lessee may file a claim for any taking of fixtures and improvements owned by Lessee, and for moving expenses and any other loss and expense which does not reduce Lessor's recovery.

20.	LESSEE'S DEFAULT/ LESSOR'S REMEDI ES ON DEFAULT: Lessee shall be in default of this lease as follows:

A.

If Lessee fails to pay the Rent, Additional Rent or any portion thereof when it becomes due, and has not cured said default by making the required payment of Rent or Additional Rent, as applicable, within ten (10) days of its due date;

B.

If Lessee fails to observe or perform any other covenant, agreement or stipulation herein contained on Lessee's part to be kept, performed or observed, and any such default shall continue for thirty (30) days after receipt of written notice specifying such default or if such default is of such a nature that it cannot reasonably be cured within said thirty (30) day period and Lessee has not proceeded with reasonable diligence and good faith to commence to complete the curing thereof;

C.

If Lessee shall file a voluntary petition in bankruptcy or shall be adjudicated as bankrupt or insolvent or shall file any petition or answer seeking any reorganization, arrangement, recapitalization, readjustment, liquidation or dissolution or similar relief under any present or future bankruptcy laws of the United States or any other country or political subdivision thereof (collectively, "Bankruptcy Relief), or shall seek or consent to or acquiesce in the appointment of any trustee, receiver, or liquidator of all or any substantial part of its properties, or shall make an assignment for the benefit of creditors, or shall admit in writing its inability to pay its debts generally as they become due, and such proceedings shall not have been dismissed within sixty (60) days after commencement;

D.

If, without the consent or acquiescence of Lessee, a proceeding seeking Bankruptcy Relief is filed against Lessee or there is an appointment of a trustee, receiver, or liquidator of Lessee or of all or any substantial part of its or their property, and the proceeding or appointment is not dismissed, vacated, or stayed within sixty (60) days.

20.1	LESSOR'S REMEDIES:

In addition to the other remedies or courses of action now or hereafter provided by law, Lessor may, at its option, (1) terminate, forfeit, cancel and annul this lease, in which case neither Lessor nor Lessee shall have any further rights or obligations under this lease as of the date of termination, forfeiture, cancellation and annulment except with respect to those amounts that Lessee was obligated to pay to Lessor prior to the date of termination, forfeiture, cancellation and annulment and except with respect to Rent and Additional Rent due and payable for the remainder of the Term after the termination date, as hereinafter set forth; (2) terminate Lessor's possessory rights, without terminating the Term, in which case Lessor shall have the rights hereinafter set forth; or (3) perform Lessee's obligations on behalf of Lessee in accordance with paragraph 36 herein. Lessor shall give written notice to Lessee of Lessor's election. If Lessor elects to terminate Lessee's possessory rights, without terminating the term of the lease, Lessor shall have the right, after appropriate judicial  hearing and process or with Lessee's consent, to enter and take possession of the leased Premises immediately and may remove all persons, furniture, fixtures and equipment from the leased Premises, at Lessee's sole expense, in order to recover at once, full and exclusive possession of the leased Premises, and such entry shall not operate as a waiver or satisfaction, in full or in part, of any claim or demand arising out of or connected with, any breach, default, or violation by Lessee of any covenant or agreement on its part to be performed.

20.2	LIABILITY FOLLOWING TERMI NATION OF POSSESSION:

Should Lessor elect to terminate Lessee's possessory rights, with or without terminating this lease, as hereinabove provided, then notwithstanding anything to the contrary contained herein, Lessee shall remain liable for the Rent and Additional Rent which would have been payable upon the due dates therefor following Lessor's termination of Lessee's possessory rights or the term of the lease, and Lessor may relet the leased Premises or any part thereof for such term or terms and at such rental or rentals and upon such other terms and conditions as Lessor may deem advisable; for the purpose of such reletting, Lessor shall have the right to make reasonable and necessary alterations and repairs to the leased Premises, and incur reasonable brokerage commissions and attorneys' fees and such reletting shall not work a forfeiture of the Rent or Additional Rent to be paid by Lessee; provided, that rentals received by Lessor from any such reletting shall be applied: (151  first, to the payment of any reasonable and necessary alterations and repairs to the leased Premises, (2nd) second, to the payment of any indebtedness other than Rent or Additional Rent due hereunder from Lessee to Lessor, (3rd) third, to the payment of Rent and Additional Rent then due and unpaid hereunder; (4th) fourth, to the payment of any cost of such reletting, and (5th) fifth, the residue, if any, shall be held by Lessor and applied in payment of Mure Rent and Additional Rent, as the same may become due and payable hereunder, and if no future Rent or Additional Rent becomes due and payable hereunder, such residue shall be retained by Lessor. Should such rentals received from such reletting by Lessor during any month be less than the sum of the amounts set forth in clauses (151) through (4th) above, such difference shall be calculated and paid monthly by Lessee to Lessor upon demand.

20.3	LIQUIDATED DAMAGES:

If Lessor so elects at any time following a termination of this lease, Lessee shall pay Lessor, on demand, as liquidated, agreed final damages, an amount equal to all Rent and Additional Rent which would have been payable by Lessee from the date of such demand to the date when this lease would have expired if it had not been terminated as aforesaid, minus the fair rental value of the Premises for the same period. Upon payment of such liquidated and agreed final damages, Lessee shall be under no further liability with respect to the period after the date of such demand. Except as provided above, Lessor shall have no rights to accelerate the Rent in the event of a Default by Lessee.

20.4	CUMULATIVE REMEDIES. ETC.:

No such termination of Lessee's possessory rights, without terminating Term, shall be construed as an election on the part of Lessor to terminate this lease unless a written notice of such Intention be given to Lessee or unless the termination thereof be decreed by a court of competent jurisdiction . Notwithstanding any such reletting without termination, Lessor may at any time thereafter elect to terminate this lease for such previous default, unless Lessor has allowed Lessee or Lessee's sublessee to reenter and relet the leased space. All remedies granted to Lessor by the terms of this lease, or by applicable statute or other principles of law or equity, shall be cumulative and not exclusive, and the exercise of any such remedy shall not bar or delay the exercise of any other such remedy.

20.5	MITIGATION EFFORTS:

Lessor shall not be obligated to mitigate damages. Lessor agrees to consider in good faith any substitute Lessees proffered by Lessee but reserves the right, in its exercise of reasonable business judgment to approve any and all Lessees. Lessor, in no event, shall be required to relinquish or jeopardize any economic benefit or opportunity, including, without limitation; the leasing of other property

;

owned or controlled by Lessor or an affiliate in order to mitigate damages. The rental of any other property owned or controlled by Lessor or an affiliate shall not reduce any damages which Lessor would be entitled to receive from Lessee. Only the net proceeds of any such reletting received by Lessor, as determined pursuant to Section 20.2 hereof, shall be credited against Lessee's existing or future outstanding obligations under this lease, in such manner and in such order as Lessor, in its sole discretion, may determine .

20.6	NO WAIVERS. ETC.:

No reference to any specific right or remedy in this lease shall preclude Lessor or

Lessee from exercising any other right, from having any other remedy, or from maintaining any action to which it may otherwise be entitled under this lease, at law or in equity. Neither Lessor nor Lessee shall be deemed to have waived any provision of this lease, or the breach of any such provision, unless specifically waived by such party in a writing executed by an authorized representative , employee or officer. No waiver of a breach shall be deemed to be a waiver of any subsequent breach of the same provision, or of the provision itself, or of any other provision.  Lessee hereby expressly waives any and all rights of redemption and any and all rights to relief from forfeiture which would otherwise be granted or available to Lessee under any present or future statutes, rules or case law.

21.	NO WAIVER OF COVENANTS OR CONDITIONS:

The failure of either party to insist on strict performance of any covenant or condition hereof, or to exercise any option herein contained shall not be construed as a waiver of such covenant, condition, or option in any other instance. This lease cannot be changed or terminated orally.

22.	SUBORDINATI ON OF LEASE:

This lease shall be subject and subordinate to all underlying leases and to mortgages which may now or hereafter affect such leases or the real property of which the Premises forms a part, and also to all renewals, modifications, consolidations, and replacements of said underlying leases and mortgages and to any additional leases or mortgages that Lessor may execute, but Lessor covenant that all such instruments will allow Lessee to occupy the Premises under the terms of this lease as long as it complies fully with its terms.  Although no instrument or act on the part of the Lessee shall be necessary to effectuate such subordination , Lessee will, nevertheless, execute and deliver such further instruments confirming such subordination of this lease as may be desired by the holders of said mortgages and trust deeds.

23.	RIGHT TO I NSPECT AND REPAIR:

Lessee agrees that Lessor and Lessor's agents, employees, or other representatives , shall have the right to enter into and upon said Premises or any part thereof, at all reasonable hours (except at any time in an emergency situation), for the purpose of examining same or making such repairs or alterations therein as may be necessary for the safety and preservation thereof. To the extent possible, such repairs or alterations will be conducted in a manner to cause the least disruption to Lessee. This paragraph shall not be deemed to be a covenant by the Lessor nor be construed to create an obligation on the part of the Lessor to make such inspection or repairs.

24.	I NTERRUPTI ON OF SERVICES OR USE:

Interruption or curtailment of any service maintained in the building, if caused by strikes, mechanical difficulties, or any causes beyond Lessor's control whether similar or dissimilar to those enumerated, shall not entitle Lessee to any claim against Lessor or to any abatement in rent, and shall not constitute constructive or partial eviction, unless Lessor fails to take such measures as may be reasonable in the circumstance to restore the service without undue delay. If the Premises are rendered unleasable in whole or in part, for a period of fifteen (15) business days, by the making of repairs, replacements, or additions other than those made with Lessee's consent or caused by misuse or neglect by Lessee or Lessee's employees, there shall be proportionate abatement of rent during the period of unleaseability.

25.	CONDITIONS OF LESSOR'S LIABILITY:

Lessee shall not be entitled to claim a constructive eviction from the Premises unless Lessee shall have first notified Lessor in writing of the condition or conditions giving rise thereto, and, If the complaints be justified,  unless Lessor shall have failed within a reasonable time after receipt of such notice to remedy such conditions.

26.	NO OTHER REPRESENTATI ONS:

No representations or promises shall be binding on the parties hereto except those representations and promises contained herein or in some future writing signed by the party making such representations or promises and acknowledged by the party receiving such representations or promises.

27.	QUIET ENJOYMENT:

Lessor covenants that if and so long as Lessee pays the rent and any additional rent as herein provided, and performs the covenants hereof, Lessee shall peaceably and quietly have, hold, and enjoy the Premises for the term herein mentioned, subject to the provisions of this lease.

28.	PARTIES TO CARRY LIABILITY I NSURANCE:

The Lessee agrees to procure and maintain in force during the term of this lease and any extension or renewal thereof, at its expense, public liability insurance with companies duly licensed to provide such insurance in the state where the leased Premises is located, adequate to protect against liability for damage claims through public use of or arising out of accidents occurring in or around the leased Premises, in a minimum amount of One Million Dollars ($1,000,000.00) for each person injured, Two Million Dollars ($2,000,000.00) for any one accident, and Five Hundred Thousand Dollars ($500,000.00) for property damage and to give the Lessor certificates of such coverage on request evidencing the insurance, naming the Lessor as additional insured at the leased Premises. Such policies by Lessee shall be primary and not contributing with, or in excess of, coverage that the Lessor may carry. Lessee agrees to obtain a written obligation from the insurer providing such insurance to Lessee to notify Lessor in writing at least thirty (30) days prior to cancellation or refusal to renew such policies. If such insurance policies are not kept in force during the entire term of this lease and any extensions or renewals thereof, the Lessor may terminate this lease or procure the necessary insurance, pay the premium therefor, and charge the Lessee with the cost thereof to be paid on demand to Lessor as additional rent.

In addition, Lessor agrees during the term of this lease to keep the entire building containing the Premises insured against damage by fire and extended coverage risks in amount large enough to preclude the applicability of coinsurance provisions and to apply the proceeds of any such policy forthwith to the repair or replacement of any portions of the Premises damaged and by reason of which the damage proceeds are received except to the extent that this lease relieves the Lessor of the responsibility of such repair or replacement.

29.	LIENS:

Lessee will not permit any mechanics or materialmen or other liens to stand against the Premises for any labor or materials furnished to Lessee in connection with work of any character performed on the Premises by or at the direction of the Lessee and Lessee agrees to immediately have removed any such liens. Lessee agrees to indemnify and hold harmless Lessor of and from any liability, damages, expenses, fees, including reasonable attorneys' fees, penalties, actions, causes of action, suits, costs, claims, or judgments arising out of or in connection with any such liens.

30.	SECURITY DEPOSIT:

Lessor acknowledges Lessee's security deposit of $1,207.00, which shall not be used or applied toward any portion of rent due or coming due. Lessor shall return such security deposit to Lessee within thirty (30) days after the end of the lease term, less any amount reasonably applied to repair any damage to the leased Premises that Lessee shall have caused.

31.	PARAGRAPH HEADINGS:

The paragraph headings in this lease are intended for convenience only and shall not be taken into consideration in any construction or interpretation of this lease or any of its provisions.

32.	LESSOR'S AGENT:

Lessor shall provide Lessee with the name of Lessor's employee(s) or agent(s) who shall be the only individuals to receive inquiries or other matters pertaining to this lease.

33.	LESSEE'S AGENT:

Lessee shall provide Lessor with the name of Lessee's employee(s) or agent(s) who shall be the only individuals to receive inquiries or other matters pertaining to this lease.

34.	APPLICABI LITY TO HEIRS AND ASSI GNS:

This lease and all the covenants, provisions and conditions herein contained shall be binding upon and inure to the benefit of the heirs, legal representatives, successors , and assigns of the parties hereto unless to the contrary specified in any particular term or condition.

35.	AUTHORI TY TO LEASE:

The Lessor and Lessee each to the other represents, covenants and warrants that each has the authority to enter into this lease agreement with the other.

36.	APPLICABLE LAW:

This lease shall be governed by and construed under the laws of the State of New Jersey, County of Sussex.

37.	HAZARDOUS MATERIALS:

Lessee will not keep on the leased Premises any item of a dangerous, flammable, or explosive character that might unreasonably increase the danger of fire or explosion on the Building or Premises or that might be considered hazardous or extra hazardous by any responsible insurance company.

38.	INDEMNIFICATION:

Lessee agrees to indemnify and save Lessor harmless from and against any and all claims and demands for, or in connection with, any accident, injury or damage, whatsoever caused to any person or property arising, directly or indirectly , out of Lessee's conduct occurring about the Premises or any part thereof, or arising from any negligent or grossly negligent act or omission of Lessee or any of its agents, employees or contractors, and from and against any and all reasonable costs, counsel fees, expenses and liabilities occurred in connection with any such claim or action or proceeding thereon; and in case any action or proceeding be brought against Lessor by reason of any such claim, Lessee, upon written notice from Lessor, shall resist or defend such action or proceeding by counsel selected by Lessee and approved in writing by Lessor, except that no approval shall be necessary where such counsel is of an insurance company obligated to defend same.

39.	REIMBURSEMENT TO LESSOR:

If Lessee shall fail or refuse to comply with any of the terms and conditions of this lease, the Lessor may carry out and perform such conditions at the cost and expense of the Lessee, which amounts shall be payable on demand as additional rent to the Lessor. This remedy shall be in addition to such other remedies as the Lessor may have by reason of the breach by the Lessee of any of the terms and conditions of this lease.

40.	GARBAGE REMOVAL:

Lessee shall be responsible for placing its garbage in the shared dumpster on the Premises; however, Lessor shall be responsible for any fees associated with the removal of said garbage.

41.	PETS:

No pets shall be allowed within the leased premise.

42.	RIGHT TO MARKET/SHOW PREMISES:

Lessee agrees to permit Lessor and Lessor's agents, employees, or other representatives, in the six (6) month period preceding the expiration of the term hereof or of any subsequent renewal thereto, to place notices on the front of the Premises or any part thereof, offering the Premises for rent or for sale, and Lessee hereby agrees to permit the same to remain thereon without hindrance or disruption. Additionally, Lessee agrees to permit Lessor access to the Premises upon reasonable notice, for purposes of showing the Premises to potential Lessees or purchasers.

43.	BROKERAGE:

Lessor to pay all applicable brokerage fees.

44.	CONFIDENTIALITY:

Lessee and Lessee's Guarantor(s), if any, agree to keep the specific financial terms and specific conditions of this lease in confidence and expressly agree not to disclose the financial terms of this lease to any person whatsoever, including without limitation, the general public excepting, however, that which may be required by law or to enforce the provisions of this Lease, or to the agents, attorneys, accountants of Lessee.

45.	COMPLETE AGREEMENT:

This lease agreement represents the complete agreement between the Lessor and Lessee and can only be changed by an agreement in writing signed by both parties.

IN WITNESS WHEREOF, the parties hereto have duly executed this lease the 7th day of December 2022.

Visions Federal Credit Union
(LESSOR)
By:	/s/ Lisa Darling
Title:	VP/Internal Operations Officer
Date:	12/7/2022

Catheter Precision, Inc.
(LESSEE)
By:	/s/ Donna Prescott
Title:	Catheter Precision Admin
Date:	12/6/2022

Exhibit A

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MAIN LEVEL PLAN
Byrne Design Associates Inc.
architecture / design / planning
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PROJECT: VISIONS FCU
41 US 206
AUGUSTA, NJ 07822
1

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